UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Consolidated Edison, Inc. (“Con Edison”) on May 20, 2013 (the “Annual Meeting”), Con Edison’s stockholders approved its Long Term Incentive Plan. For a description of the terms and conditions of the Long Term Incentive Plan, see “Description of the Long Term Incentive Plan” under “Approval of the Company’s Long Term Incentive Plan (Proposal No. 3)” in Con Edison’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 4, 2013, which description is incorporated herein by reference. A copy of the description is filed as an exhibit to this report. The description is qualified in its entirety by reference to the Long Term Incentive Plan, a copy of which is filed as an exhibit to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

CON EDISON

(a)	At the Annual Meeting, Con Edison’s stockholders voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; to approve its Long Term Incentive Plan; to approve, on an advisory basis, named executive officer compensation; and not to adopt a stockholder’s proposal.

(b)	The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts are 78,938,776 shares that were broker non-votes.

Name	For	Against	Abstentions
Kevin Burke	154,826,703	7,116,487	3,566,678
Vincent A. Calarco	158,459,880	5,033,905	2,012,869
George Campbell, Jr.	147,299,801	16,141,834	2,065,617
Gordon J. Davis	158,706,775	4,669,009	2,134,300
Michael J. Del Giudice	155,924,296	7,504,578	2,061,690
Ellen V. Futter	146,995,323	16,532,507	1,981,481
John F. Hennessy III	160,985,232	2,477,215	2,044,645
John F. Killian	160,658,399	2,815,894	2,032,081
Eugene R. McGrath	159,309,934	4,348,988	1,847,469
Sally H. Piñero	158,525,258	4,928,351	2,052,488
Michael W. Ranger	160,519,551	2,830,568	2,149,963
L. Frederick Sutherland	161,077,164	2,342,589	2,084,111

(c)	The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2013 were as follows: 237,108,151 shares were voted for this proposal; 5,170,037 shares were voted against the proposal; and 2,167,164 shares were abstentions.

(d)	The results of the vote to approve Con Edison’s Long Term Incentive Plan were as follows: 144,515,154 shares were voted for this proposal; 17,778,585 shares were voted against the proposal; 3,213,535 shares were abstentions; and 78,938,776 shares were broker non-votes.

(e)	The results of the advisory vote to approve named executive officer compensation were as follows: 144,977,046 shares were voted for this proposal; 16,048,663 shares were voted against the proposal; 4,472,333 shares were abstentions; and 78,938,776 shares were broker non-votes.

(f)	The following stockholder-proposed resolution was voted upon:

“RESOLVED: The shareholders of Consolidated Edison (the “Company”) urge the Management Development and Compensation Committee (the “Committee”) of the Board of Directors to adopt a policy to end the practice of benchmarking the CEO’s total compensation to that of the CEOs of peer companies. The Committee should implement this policy in a manner that does not violate any existing employment agreement.”

The results of the vote on this proposal were as follows: 18,989,632 shares were voted for this proposal; 140,705,252 shares were voted against the proposal; 5,760,885 shares were abstentions; and 78,938,776 shares were broker non-votes.

CECONY

At the Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“CECONY”) on May 20, 2013, all 235,488,094 outstanding shares of CECONY’s common stock, which are owned by Con Edison, were voted to elect as the members of CECONY’s Board of Trustees the same persons who, as indicated above, were elected as members of Con Edison’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10	Consolidated Edison, Inc. Long Term Incentive Plan.

Exhibit 99	Copy of the description of the Consolidated Edison, Inc. Long Term Incentive Plan incorporated by reference in Item 5.02 this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: May 23, 2013